EXHIBIT 3.34

                               CODE OF REGULATIONS

                                       OF

                            CARDINAL PACKAGING, INC.


                                   ARTICLE I

                                  CAPITAL STOCK


1.1   TRANSFER AND REGISTRATION OF CERTIFICATES

      The Board of Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

1.2   SUBSTITUTED CERTIFICATES

      Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar(s) and its transfer agent(s) a bond of indemnity satisfactory to the Board of Directors and, if required by the Board of Directors, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE II

                                THE SHAREHOLDERS

2.1   ANNUAL MEETINGS

      The annual meeting of the Corporation shall be held at the principal office of the Corporation, or at such other place, within or without the State of Ohio, as may be designated by the Board of Directors, on the last Tuesday in June of each year, but if that day is a legal holiday, on the first business day next following. Any business which may be properly brought before any meeting of the shareholders, including the election of Directors, may be considered and transacted at the annual meeting.

2.2   SPECIAL MEETINGS

      A special meeting of the shareholders may be called by the President, or by any two Directors, or by shareholders representing 25% of the outstanding shares of the Corporation entitled to vote thereat. The call for each special meeting shall specify the time, place (which may be within or without the State of Ohio) and purpose or purposes thereof, and no other business other than that specified in said call shall be considered at such meeting.
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2.3   NOTICE OF MEETING

      A written notice of every meeting of the shareholders (including the annual meeting), stating the time, place and purposes thereof, shall be given by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to notice of the meeting not less than seven nor more than sixty days before such meeting. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is first named upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares. Such notice shall be deemed to be sufficiently delivered, when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid.

2.4   WAIVER OF NOTICE

      A written waiver, signed by a shareholder, of notice of a shareholders' meeting, whether executed before, at or after such meeting, shall be equivalent to giving such notice. Attendance by a shareholder at a shareholders' meeting, without objection prior to or at the commencement of such meeting, shall constitute a waiver by him of notice of such meeting.

2.5   CLOSING OF BOOKS AND FIXING RECORD DATE

      The Board of Directors may determine the record date for the determination of which persons are entitled to notices, dividends, distributions, rights and the like, but said record date shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty days preceding the date of the meeting of shareholders or the date fixed for the payment of dividends or distributions of the exercise of any rights. The Board of Directors may close the stock record book against transfers of shares during the whole or any part of such period.

2.6   QUORUM

      At any meeting of the shareholders, the holders of a majority of the shares entitled to vote then issued and outstanding, whether present in person or represented by proxy, shall constitute a quorum. If a quorum shall not be present or represented at any meeting of the shareholders, those shareholders present or represented shall have the power, without notice other than announcement at the meeting, to adjourn the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted as might have been if the quorum had been present at the originally-scheduled meeting. The Corporation shall not, directly or indirectly, vote any shares issued by it and thereafter acquired and owned by it and not retired, and such shares shall not be considered issued and outstanding in computing the number of shares entitled to vote at any meeting of shareholders.

2.7   VOTING

      Unless expressly provided to the contrary in the Articles of Incorporation, this Code of Regulations, or the Ohio Revised Code, each question properly before any meeting of the

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shareholders at which a quorum is present shall be decided by a vote of the holders of a majority of the shares entitled to vote which are present or represented at such meeting.

2.8   ACTION BY WRITTEN CONSENT

      Any action which may be authorized or taken at a meeting of the shareholders, may be taken or authorized without a meeting by writing or writings signed by all of the shareholders, which writing or writings shall be filed with or entered upon the records of the Corporation.

2.9   RESTRICTIONS ON TRANSFER OF SHARES

      The Shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and have been acquired for investment and may not be sold, transferred, pledged or hypothecated except pursuant to (i) an effective registration statement registering the Shares under the Act, (ii) a transaction permitted by Rule 144 or Rule 145 under the Act as to which the issuer has received reasonably-satisfactory evidence of compliance with the provisions of Rule 144 or Rule 145, if same ever shall be applicable,
(iii) an opinion of counsel satisfactory to issuer or (iv) a no-action letter from the staff of the Securities and Exchange Commission to the effect that registration is not required under the Act.

                                  ARTICLE III

                                    DIRECTORS

3.1   NUMBER OF DIRECTORS

      The number of Directors shall be one (1). This number may be fixed or changed at a meeting of the shareholders called for the purpose of fixing the number of Directors or of electing Directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors fixed.

3.2   ELECTION AND TERM

      Directors shall be elected at the annual meeting of shareholders or at a special meeting called for that purpose. Each Director who shall be elected shall serve until the next annual meeting of shareholders and shall hold office until his successor is elected and qualified, or until his death, resignation or removal.

3.3   AUTHORITY

      All the authority of the Corporation shall be exercised by the Board of Directors, except as otherwise provided by the Articles of Incorporation, this Code of Regulations or the Ohio Revised Code.

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3.4   PLACE OF MEETING

      The Board of Directors may hold its meetings at such place or places within or without the State of Ohio, as the Board may, from time to time, determine.

3.5   ANNUAL MEETINGS

      An annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders. No prior notice of such meeting shall be required.

3.6   SPECIAL MEETINGS

      Special meetings of the Board of Directors may be called by the President or any two members of the Board of Directors.

3.7   NOTICE OF MEETING

      Written notice of the time and place of each special meeting of the Board of Directors shall be given at or by the direction of the President or the Secretary to each Director, either by personal delivery or by mail, telegram or cablegram, at least two days before the meeting. Such notice need not contain a statement of the purposes of such meeting.

3.8   QUORUM

      A majority of the number of Directors then fixed shall constitute a quorum for the transaction of business.

3.9   VOTING

      Unless expressly provided to the contrary in the Articles of Incorporation, this Code of Regulations, or the Ohio Revised Code, each question, properly before any meeting of the Directors at which a quorum is present shall be decided by a vote of a majority of the Directors who are present.

3.10 ACTION BY WRITTEN CONSENT

      Any action which may be authorized or taken at a meeting of the Board of Directors, may be authorized or taken without a meeting by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation.

3.11  RESIGNATION

      Any Director may resign at any time by giving notice to the Board of Directors or the President or Secretary, and such resignation shall be deemed to take effect upon its receipt by the person or persons to whom addressed, unless some other time is specified therein.

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3.12  VACANCY

      In case of any vacancy in the Board of Directors, through death, insanity, bankruptcy, resignation or disqualification, or through removal as provided in the Ohio Revised Code, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until his successor is elected and qualified.

3.13  VACANCY DEEMED TO EXIST

      A vacancy within the meaning of Section 3.12 shall also be deemed to exist if, at any time, the shareholders increase the authorized number of Directors and do not, at the same meeting or any adjournment thereof, elect the necessary additional Director or Directors.

3.14  SALARIES

      The Board of Directors may establish reasonable compensation for service as a Director and may provide for the reimbursement of expenses incurred by a Director in the discharge of his duties.

                                   ARTICLE IV

                                   COMMITTEES

4.1   DESIGNATION OF EXECUTIVE COMMITTEE

      The Board of Directors may designate three or more Directors to constitute the Executive Committee. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee (but in no event to less than three), to fill vacancies thereon, to remove any member thereof, and to change the functions or terminate the existence thereof.

4.2   POWERS OF THE EXECUTIVE COMMITTEE

      During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, it shall not have the power to fill vacancies occurring in the Board of Directors or in any committee. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval, general policies regarding the management of the business and affairs of the Corporation.

4.3   OTHER COMMITTEES

      The Directors may from time to time create any other committee or Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees

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any of the authority of the Directors in any committee of the Directors. The
Directors shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of any such committee.

4.4   PROCEDURE; MEETINGS; QUORUM

      Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Directors pursuant to this chapter shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which quorum is present shall be the act of such committee. Action may be taken by any committee, without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors and the rules prescribed by this Code of Regulations, and shall keep a written record of all action taken by it.

                                   ARTICLE V

                                    OFFICERS

5.1   OFFICERS

      This Corporation may have a Chairman of the Board, a Chairman of the Executive Committee and shall have a President (all of whom shall be Directors), a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and Vice Chairmen and such other officers and assistant officers as the Directors may deem necessary. By designating a person to serve as an officer of the Corporation, the Directors shall be deemed to have considered such office necessary and to have established such office in accordance with this Section.

5.2   ELECTION, TERM AND QUALIFICATION

      The officers shall be elected at the annual meeting of the Board of Directors, or as soon thereafter as possible. Each such officer shall serve until the next annual meeting of the Board of Directors and until his successor is elected and qualified, or until his death, resignation or removal.

5.3   RESIGNATION

      An officer may resign at any time by giving notice to the Board of Directors, the President or the Secretary. Such notice shall be effective when received by the person or persons to whom directed, unless some other time is specified therein.

5.4   REMOVAL

      Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights of such officer. The election of an officer for a given term and the

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provisions of this Code of Regulations with respect to term of office shall not be deemed to create contract rights.

5.5   VACANCY

      The Board of Directors may fill any vacancy in any office occurring by whatever reason.

5.6   AUTHORITY AND DUTIES OF OFFICERS

      The President shall be the chief executive officer of the Corporation. Subject to the foregoing, the officers of the corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, subject always to the directions of the Board of Directors, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office. Unless otherwise provided by the Board of Directors, if the Corporation has a Vice Chairman of the Board, his sole duty shall be to preside at meetings in the absence of the Chairman of the Board.

5.7   SALARIES

      The Board of Directors may, irrespective of any personal interest of any of them, establish reasonable compensation of officers, which may include pension, disability and death benefits, for services as officers of the Corporation.

                                   ARTICLE VI

             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

6.1   COSTS INCURRED

      Unless expressly provided to the contrary in the Articles of Incorporation, this Code of Regulations, or the general corporation law of Ohio, the Corporation shall indemnify any Director, officer, member of the Executive Committee or advisor thereto, or employee, or former Director, officer, member or advisor, or employee of the Corporation or any person who is serving or has served at its request as a Director, officer, member or advisor, or employee of any corporation, against costs, expenses (Including attorneys' fees), judgments, decrees, fines, penalties or amounts paid in settlement actually or necessarily incurred by him in connection with the defense of any pending or threatened action, suit, claim or proceeding, criminal or civil, in which he is or may be made a party by reason of his having been such Director, officer, member or advisor, or employee, provided that (i) he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Corporation of which he is a Director, officer, member of advisor, or employee; (ii) he is determined to have acted in good faith in what reasonably is believed to be the best interest of such Corporation and (iii) in any matter the subject of a criminal action, suit or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful. The determination as to (ii) and (iii) and in the absence of an adjudication as to
(i) by a court of competent jurisdiction, the determination as to (i), shall be made by the Board of Directors of the Corporation acting at a meeting at which a quorum consisting of Directors who are not parties to or threatened with any such action, suit, claim or proceeding is present. Any Director who is a party to or threatened

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with any such action, suit, claim or proceeding shall not be qualified to vote.
If for this reason a quorum of Directors cannot be obtained to vote on such indemnification then a committee composed of Directors not a party to or threatened with any such action, suit, claim or proceeding shall be formed to vote on the matter. If such a committee cannot be formed, then a majority of the Directors shall select independent legal counsel to make the determination and submit their written opinion that indemnification is proper (or is not proper) in the circumstances because the within applicable standards have been (or have not been) met by such person.

6.2   NON-EXCLUSIVE

      The foregoing right of indemnification shall be in addition to any rights to which any Director, officer, member or advisor, or employee, or former Director, officer, member or advisor or employee may otherwise be entitled as a matter of law or equity and is not in restriction or limitation of any other privilege or power which the Corporation may have with respect to the indemnification or reimbursement of Directors, officers, members or advisors, or employees under the Articles of Incorporation, the Code of Regulations, any agreement, any insurance purchased by the Corporation, vote of the shareholders or otherwise.

6.3   SUCCESSORS

      All rights of indemnification shall inure to the benefit of the heirs, executors or administrators of each such Director, officer, member or advisor, or employee.

                                  ARTICLE VII

                                     AGENDA

7.1   AGENDA FOR MEETING OF SHAREHOLDERS

             (a)   Call meeting to order

             (b)   Proof of notice of meeting

             (c)   Roll call and filing of proxies with Secretary

             (d)   Reading and disposition of previously-approved minutes

             (e)   Reports of officers and committees

             (f) If an annual meeting or special meeting called for that purpose, election of Directors

             (g)   Unfinished business

             (h)   New business

             (i)   Adjournment

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7.2   AGENDA FOR MEETING OF DIRECTORS

             (a)   Call to order

             (b)   Proof of notice of meeting

             (c)   Roll call

             (d)   Reading and disposition of previously, approved minutes

             (e)   Reports of officers and committees

             (f)   Unfinished business

             (g)   New business

             (h)   Adjournment

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1   FISCAL YEAR

      The fiscal year of the Corporation shall be such as may be determined from time to time by the Board of Directors.

8.2   SEAL

      If the Board of Directors shall so order, the Corporation shall have a seal, which shall be circular in form and mounted upon a metal die. About the upper periphery shall appear the name of the Corporation and about the lower periphery shall appear the word "Ohio". In the center of the seal shall appear the words "Corporate Seal".

8.3   ENDORSEMENT OF STOCK CERTIFICATES

      Unless otherwise ordered by the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including re-acquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or one of the Vice Presidents, and attested to by the Secretary or an Assistant Secretary, either with or without affixing thereto the Corporate Seal.

8.4   VOTING UPON SHARES HELD BY THE CORPORATION

      Unless otherwise ordered by the Board of Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own, which may be held in the Corporation's name or as to which the Corporation may otherwise have the right to vote, act or consent.

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8.5   DEPOSITS

      All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.

8.6   CHECK, DRAFTS, ETC.

      All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as the Board of Directors may determine.

                                   ARTICLE IX

                                   AMENDMENTS

9.1   AMENDMENT OF CODE OF REGULATIONS

      The Code of Regulations may be amended or repealed and new amendments may be adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or by action by written consent of a like number of shareholders.

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